EXHIBIT 99.1

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT ("Agreement"), dated as of the 18th day of June, 1997, is made and entered into on the terms and conditions hereinafter set forth, by and between DYNAGEN, INC., a Delaware corporation ("Borrower"), and SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Sirrom") and ODYSSEY INVESTMENT PARTNERS, L.P., a Pennsylvania limited partnership ("Odyssey") (Sirrom and Odyssey are sometimes referred to herein individually as "Lender" and collectively as the "Lenders").


                                    RECITALS:

         WHEREAS, Borrower has requested that Sirrom make available to Borrower a term loan in the principal amount of Two Million and No/100ths Dollars ($2,000,000.00) (the "Sirrom Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

         WHEREAS, Borrower has requested that Odyssey make available to Borrower a term loan in the principal amount of One Million and No/100ths Dollars ($1,000,000) (the "Odyssey Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

                  WHEREAS, the Sirrom Loan and the Odyssey Loan are hereinafter collectively referred to as the "Loan"; and

         WHEREAS, in order to induce Lenders to make the Loan to Borrower, Borrower has made certain representations to Lenders; and

         WHEREAS, Lenders, in reliance upon the representations and inducements of Borrower, have agreed to make the Loan upon the terms and conditions hereinafter set forth.


                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the agreement of Lenders to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lenders hereby agree as follows:








                                    ARTICLE 1
                                    THE LOAN

         1.1 Evidence of Loan Indebtedness and Repayment. Subject to the terms and conditions hereof, Lenders shall advance an aggregate total of $3,000,000.00 of the Loan proceeds to Borrower by wire transfer on the date hereof to or for the benefit of Borrower in immediately available funds. The Loan shall be evidenced by Secured Promissory Notes in the aggregate principal amount of Three Million and No/100ths Dollars ($3,000,000.00), substantially in the form of Exhibits A-1 and A-2 attached hereto and incorporated herein by this reference (the "Notes"), dated as of the date hereof, and executed by Borrower to the order of Lenders, respectively. The Loan shall be payable in accordance with the terms of the Notes, this Agreement and any other instruments and documents executed by Borrower, any Subsidiary (as hereinafter defined), any guarantor of Borrower, or any shareholder of Borrower, now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Notes (all such notes, instruments, agreements and other documents being hereinafter sometimes individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents").

         1.2 Processing Fee. Borrower shall pay a processing fee of $45,000 to Sirrom, $33,750 of which shall be paid prior to closing with the balance of $11,250 to be paid at closing. Borrower shall pay an application fee of $10,000 to Odyssey, all of which shall be paid at closing and a closing fee of $12,500 to Odyssey, all of which shall be paid at closing.

         1.3 Purpose(s) of Loan and Use of Proceeds. The purposes of the Loan shall be to acquire all of the capital stock of Superior Pharmaceutical Company ("Superior") through a wholly owned subsidiary of Borrower, to provide working capital to Borrower, and to pay all costs and expenses incurred by the parties hereto in connection with the making and documenting of the Loan, including attorneys' fees and expenses. The proceeds of the Loan shall not be used for any other purpose.

         1.4 Prepayment. Borrower may prepay the Loan in whole or in part at any time and from time to time without premium or penalty.


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.1 Borrower's Representations. Borrower hereby represents and warrants to Lenders as follows, except as disclosed in any schedule hereto. The disclosures in any schedule hereto shall qualify every other section of this Agreement to the extent it is reasonably clear from a reading of such schedule that the disclosures contained therein are applicable to such other sections.

                  (a) Corporate Status. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower is duly qualified to do business and is in good standing in the Commonwealth of Massachusetts and every other state in which a failure to be so qualified and in good standing would have a material adverse effect on Borrower's financial position or its ability to conduct its business in the manner now conducted.

                  (b) Other Business Organizations. Schedule 2.1(b) hereto is a complete list of each corporation, partnership, joint venture or other business organization (any such corporation, partnership, joint venture or other business organization in which Borrower holds more than a 50% interest is referred to herein as a "Subsidiary" or, with respect to all such organizations, the "Subsidiaries") in which Borrower or any Subsidiary owns, directly or indirectly, any capital stock or other equity interest, or with respect to which Borrower or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by Borrower. Each Subsidiary which is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 2.1(b), which are the only jurisdictions where the properties owned or leased or the business transacted by it makes such licensing or qualification to do business as a foreign corporation necessary, and no other jurisdiction has demanded, requested or otherwise indicated that (or inquired whether) it is required so to qualify. Each Subsidiary which is not a corporation is duly organized and validly existing under the laws of the jurisdiction of its organization. The outstanding capital stock of each Subsidiary which is a corporation is validly issued, fully paid and nonassessable. Borrower and the Subsidiaries have good and valid title to the equity interests in the Subsidiaries shown as owned by each of them on Schedule 2.1(b), free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind, except as set forth on Schedule 2.1(b). Except where otherwise indicated herein, any reference to Borrower in this Agreement shall include Borrower and all of its Subsidiaries.

                  (c) Authorization. Borrower has full legal right, power and authority to conduct its business and affairs. Borrower has full legal right, power and authority to enter into and perform its respective obligations under the Loan Documents to which each is a party, without the consent or approval of any other person, firm, governmental agency or other legal entity, except as set forth on Schedule 2.1(c). The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which Borrower is a party, and the performance by Borrower of its respective obligations thereunder are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the articles of incorporation or bylaws of Borrower, or any agreement binding upon Borrower. The officer(s) executing this Agreement, the Notes and all of the other Loan Documents to which Borrower is a party are duly authorized to act on behalf of Borrower.

                  (d) Validity and Binding Effect. This Agreement and the other Loan Documents to which the Borrower is a party are the legal, valid and binding obligations of Borrower, and are enforceable in accordance with their respective terms, subject only to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

                  (e)  Capitalization.  As of the date  hereof,  the  authorized capital stock of Borrower consists solely of (i) 75,000,000 shares of common stock, $.01 par value per share ("Common Stock"), of which 32,164,144 shares are issued and outstanding (the "Common Shares") and
         (ii) 10,000,000 shares of preferred stock, $.01 par value per share, of which 50,000 shares have been designated Series A Preferred Stock of which 41,000 shares are issued and outstanding and of which 7,500 shares have designated as Series B Preferred Stock, all of which are issued and outstanding. 400,000 shares of Common Stock shall be reserved for issuance upon exercise of the Stock Purchase Warrants dated as of the date hereof and issued to Lenders (the "Borrower Warrants"); provided, however, that the number of shares of Common Stock reserved for issuance upon exercise of the Borrower Warrants shall be increased from time to time in accordance with the terms of the Borrower Warrants. As of the date hereof, except for the Borrower Warrants and as may otherwise be set forth on Schedule 2.1(e), Borrower does not have outstanding any stock or securities convertible or exchangeable for any shares of its Common Stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its Common Stock or any stock or securities convertible into or exchangeable for its Common Stock or any stock appreciation rights or phantom stock plans. Schedule 2.1(e) accurately sets forth the following with respect to all outstanding options and rights to acquire the Borrower's Common Stock from Borrower: (i) the total number of shares issuable upon exercise of all outstanding options, (ii) the range of exercise prices for all such outstanding options, (iii) the number of shares issuable, the exercise price and the expiration date for each such outstanding option and (iv) with respect to all outstanding options, warrants and rights to acquire Borrower's Common Stock other than the Borrower Warrants, the holder, the number of shares covered, the exercise price and the expiration date. As of the date hereof, Borrower does not have any obligation (contingent or otherwise) to repurchase, redeem, retire or otherwise acquire any shares of its Common Stock or to issue any warrants, options or other rights to acquire its Common Stock, except as set forth in the Borrower Warrants or on Schedule 2.1(e). As of the date hereof, all of the outstanding shares of Borrower's Common Stock have been validly issued, fully paid and are nonassessable. Except as may be set forth on Schedule 2.1(e), there are no statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights, held by any person, corporation, partnership, limited liability company or other legal entity, including, but not limited to, stockholders or other holders of any securities of the Borrower, with respect to the issuance of the Borrower Warrants or the issuance of the Common Stock upon exercise of the Borrower Warrants. All such rights granted in the documents, if any, listed on Schedule 2.1(e) have been effectively and irrevocably waived to the extent required (if any) with regard to the issuance of the Borrower Warrants, the exercise of the Borrower Warrants and the issuance of the Common Stock upon exercise of the Borrower Warrants. Borrower has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its Common Stock, and the offer, sale and issuance of the Borrower Warrants hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of Borrower's knowledge, there are no agreements among Borrower's stockholders with respect to any other aspect of Borrower's affairs, except as set forth on Schedule 2.1(e). As of the date hereof, the authorized capital stock of Superior consists solely of (i) 750 shares of common stock, no par value per share ("Superior Common Stock"), of which 100 shares are issued and outstanding (the "Superior Common Shares") and 35 shares of which shall be reserved for issuance upon exercise of the Stock Purchase Warrants dated as of the date hereof and issued to Lenders by Superior (the "Superior Warrants"); provided, however, that the number of shares of Common Stock reserved for issuance upon exercise of the Superior
         Warrants shall be increased from time to time in accordance with the terms of the Superior Warrants. As of the date hereof, except for the Superior Warrants and as may otherwise be set forth on Schedule 2.1(e), no Subsidiary has outstanding any stock or securities convertible or exchangeable for any shares of its common stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its common stock or any stock or securities convertible into or exchangeable for its common stock or any stock appreciation rights or phantom stock plans. Schedule 2.1(e) accurately sets forth the following with respect to all outstanding options and rights to acquire common stock from any
         Subsidiary: (i) the total number of shares issuable upon exercise of all outstanding options, (ii) the range of exercise prices for all such outstanding options, (iii) the number of shares issuable, the exercise price and the expiration date for each such outstanding option and (iv) with respect to all outstanding options, warrants and rights to acquire any Subsidiary's common stock other than the Superior Warrants, the holder, the number of shares covered, the exercise price and the expiration date. As of the date hereof, no Subsidiary has any obligation (contingent or otherwise) to repurchase, redeem, retire or otherwise acquire any shares of its common stock or to issue any warrants, options or other rights to acquire its common stock, except as set forth in the Superior Warrants or on Schedule 2.1(e). As of the date hereof, all of the outstanding shares of each Subsidiary's common stock have been validly issued, fully  paid  and  are  nonassessable.  Except  as may be set  forth  on
         Schedule 2.1(e), there are no statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights, held by any person, corporation, partnership, limited liability company or other legal entity, including, but not limited to, stockholders or other holders of any securities of any Subsidiary, with respect to the issuance of the Superior Warrants or the issuance of the common stock upon exercise of the Superior Warrants. All such rights granted in the documents, if any, listed on Schedule 2.1(e) have been effectively and irrevocably waived with regard to the issuance of the Superior Warrants, the exercise of the Superior Warrants and the issuance of the common stock upon exercise of the Superior Warrants. No Subsidiary has violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its Common Stock, and the offer, sale and issuance of the Subsidiary Warrants hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of Borrower's knowledge, there are no agreements among Subsidiary's stockholders with respect to any other aspect of Subsidiary's affairs, except as set forth on
         Schedule 2.1(e). The Borrower Warrants and the Subsidiary Warrants are sometimes referred to herein individually as a "Warrant" and collectively as the "Warrants." For purposes of this Section 2.1(e), the term "Subsidiary" shall not include Able Laboratories, Inc.

                  (f) Trademarks, Patents, Etc. Schedule 2.1(f) is an accurate and complete list of all patents, patent applications, trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, trade names, service names, copyrights, patents, trademark and/or know-how licenses owned or granted to or by Borrower or which are used or required by Borrower in the operation of its business, title to each of which is, except as set forth in Schedule 2.1(f) hereto, held by Borrower free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. There is no infringement action, lawsuit, claim or complaint which asserts that any patent, trademark, service mark, copyright owned or licensed by or to Borrower or any of Borrower's products, processes, know-how or operations violate or infringe the patents, trademarks, trade names, service names, or copyrights of others, nor, to the best of Borrower's knowledge, is Borrower in any way making use of any confidential information or trade secrets of any person except with the consent of such person.

                  (g) No Conflicts. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and pursuant to the Loan Documents to which each is a party will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, articles of incorporation or bylaws, material contract, license, franchise or any other material instrument or material agreement to which Borrower is a party or by which Borrower, or its respective properties may be bound or affected as to which Borrower has not obtained an effective and irrevocable waiver.

                  (h) Litigation. Except as set forth on Schedule 2.1(h), there are no actions, suits, proceedings or arbitrations pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower required to be disclosed in Borrower's filings with the Securities and Exchange Commission or involving the validity or enforceability of any of the Loan Documents at law or in equity, or before any governmental or administrative agency required to be disclosed in Borrower's filings with the Securities and Exchange Commission; and to Borrower's knowledge, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

                  (i) Financial Statements. The financial statements of Borrower, for the fiscal year ended December 31, 1996 contained in Borrower's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Form 10-K") and the financial statements of Superior for the fiscal year ended December 31, 1996, attached hereto as Schedule
         2.1(i)(A), are true and correct in all material respects have been prepared on the basis of generally accepted accounting principles consistently applied, and fairly present the financial condition of Borrower as of the fiscal year then ended. No material adverse change has occurred in the financial condition of Borrower since the date(s) thereof, and no additional borrowings have been made by Borrower since the date(s) thereof other than as set forth on Schedule 2.1(i)(B).

                  (j) Other Agreements; No Defaults. Borrower is not a party to any indentures, loan or credit agreements, leases or other agreements or instruments, or subject to any restrictions contained in their respective articles of incorporation, bylaws or corporate restrictions that could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of Borrower, or the ability of Borrower to carry out its obligations under the Loan Documents to which it is a party. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, including but not limited to this Agreement and the other Loan Documents, and no other default or event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any of same.

                  (k)  Compliance  With Law.  Borrower has obtained all material licenses, permits and approvals and authorizations necessary or required in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. To Borrower's knowledge, Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), except to the extent that noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect Borrower's financial position or its ability to perform its obligations under the Loan Documents.

                  (l) Debt. Schedule 2.1(l) is a complete and correct list of all credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which Borrower, or any of its properties is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

                  (m) Taxes. Borrower has filed or caused to be filed all tax returns that to Borrower's knowledge are required to be filed (except for returns that have been appropriately extended), and has paid, or will pay when due, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on them by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against Borrower, or any of the property thereof.

                  (n) Small Business Concern. Borrower, taken together with its "affiliates" (as that term is defined in 13 C.F.R. ss.121.103), is a "Small Business Concern" within the meaning of 15 U.S.C. ss.662(5), that is Section 103(5) of the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder, as currently in effect (collectively the "SBIC Act"), including 13 C.F.R. ss.107, and meets the applicable size eligibility criteria set forth in 13 C.F.R. ss.121.301(c)(1) or the industry standard covering the industry in which Borrower is primarily engaged as set forth in 13 C.F.R.
         ss.121.301(c)(2). Neither Borrower nor any of its Subsidiaries presently engages in any activities for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. ss.107.

                           On or before the closing of the Odyssey Loan, Odyssey shall have received from Borrower SBA Forms 480 and 652, which have been completed and executed by Borrower, and SBA Form 1031, Parts A and B of which have been completed by Borrower.

                  (o) Certain Transactions. Except as set forth in the Form 10-K or on Schedule 2.1(o), Borrower is not indebted, directly or indirectly, to any of its shareholders, officers, or directors or to their respective spouses or children, in any amount whatsoever; none of said shareholders, officers or directors or any members of their immediate families, are indebted to Borrower or have any direct or indirect ownership interest in any firm or corporation with which Borrower has a business relationship, or any firm or corporation which competes with Borrower, except that shareholders, officers and/or directors of Borrower may own no more than 4.9% of outstanding stock of publicly traded companies which may compete with Borrower; no officer or director of Borrower or any member of their immediate families, is, directly or indirectly, interested in any material contract with Borrower. Borrower is not a guarantor or indemnitor of any indebtedness or other obligation of any other person, firm or corporation, except for obligations of any Subsidiary.

                  (p) Statements Not False or Misleading. No representation or warranty given as of the date hereof by Borrower, contained in this Agreement or any other Loan Document, or any schedule attached hereto or thereto, or in any statement in any document, certificate or other instrument furnished or to be furnished by Borrower to Lender pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

                  (q) Margin Regulations. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                  (r) Significant Contracts. Schedule 2.1(r) and the exhibits to the Form 10- K contain all material contracts as required by Item 601(10) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act"). Each such contract, agreement and other document is in full force and effect as of the date hereof and Borrower knows of no reason why such contracts, agreements and other documents would not remain in full force and effect pursuant to the terms thereof.

                  (s) Environment. Borrower has duly complied with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder, except to the extent that failure to do so would not have a material adverse effect on its business. Except to the extent that failure to do so would not have a material adverse effect on its business, Borrower has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal;
         (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health or safety matters. Borrower has not received notice of, nor does it know of, facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities except to the extent that such violations would not have a material adverse effect on its business. Except to the extent that such emission, spill, release or discharge would have a material adverse effect on its business and except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises; and to the best of Borrower's knowledge, the premises of Borrower are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (1) air emissions;
         (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises;
         (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (6) other environmental, health or safety matters materially affecting Borrower or its business, operations, assets, equipment, property, leaseholds or other facilities. Borrower has no material indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

                  (t) Fees; Commissions. Borrower has not agreed to pay any finder's fee, commission, origination fee (except for the processing and commitment fees due pursuant to Section 1.2 and $185,000 of fees payable to Quaker Capital Corporation) or other fee or charge to any person or entity with respect to the Loan and investment transactions contemplated hereunder.

                  (u) ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA (as defined in Section 3.11 hereof). Neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any Plan (as defined in Section 3.11 hereof); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit

         Guaranty Corporation (together with any entity succeeding to any or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA); Borrower and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of Borrower or any commonly controlled entity to the PBGC or the Plan under Title IV of ERISA; and neither Borrower nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

                  (v) Title to Properties. Borrower has good, indefeasible and insurable title to, or valid leasehold interests in, all its real properties and good title to its other assets, free and clear of all liens other than Permitted Liens (as defined in Section 3.15 hereof).

                  (w) Material Adverse Effect. Since March 31, 1997, no event has occurred which has resulted or which Borrower reasonably believes could be expected to result in a material adverse effect on Borrower or Superior or Borrower's or Superior's ability to perform its obligations under the Loan Documents. No default or event of default under any other agreement will occur as a result of the transactions contemplated by this Agreement or by the Warrants.

                  (x) Financial Solvency. Borrower is not entering into the arrangements contemplated by this Agreement and the other Loan Documents with actual intent to hinder, delay or defraud either present or future creditors. On and as of the date hereof on a pro forma basis after giving effect to the transactions contemplated by the Loan Documents and to all debts incurred or to be created in connection therewith:

                           (i) the present fair  salable  value of the assets of
                  Borrower (on a going concern and consolidated basis) will exceed the probable liability of Borrower to Lenders;

                           (ii) Borrower has not incurred, nor does it intend to
                  or believe that it will incur, debts (including contingent obligations) beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received from any source, and of amounts to be payable on or in respect of debts); and the amount of cash available to Borrower after taking into account all other anticipated uses of funds is anticipated to be sufficient to pay all such amounts on or in respect of debts, when such amounts are required to be paid; and

                           (iii) except as disclosed in the Form 10-K,  Borrower
                  will have sufficient capital with which to conduct its present and proposed business and the property of Borrower does not constitute unreasonably small capital with which to conduct its current business at present levels of operations.

                  For purposes of this Section 2.1(x) "debt" means any liability on a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such a right to an equitable remedy is reduced to judgment, fixed, contingent, unmatured, disputed, undisputed, secured, or unsecured.

                  (y) Offering of Note and Warrant. Neither Borrower nor anyone acting on its behalf has offered the Notes, the Warrants or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof, with, any person other than Lenders and not more than 35 other institutional investors. Neither Borrower nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Notes, and the Warrants to Section 5 of the Securities Act or the registration or qualification provisions of the blue sky laws of any state.

                  (z) Registration Rights. Except as disclosed in the Form 10-K and Schedule 2.1(z), Borrower is not under any obligation to register under the Securities Act or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

                  (aa) Employees. Borrower has no current labor problems or disputes which have resulted or which Borrower reasonably believes could be expected to have a material adverse effect upon Borrower.

                  (ab) Issuance Taxes. All taxes imposed on Borrower in connection with the issuance, sale and delivery of the Notes, the Warrants, and the Common Stock issuable upon exercise of the Warrants have been or will be fully paid by Borrower in accordance with all laws imposing such taxes.

                  (ac) List of Deposit Institutions. Schedule 2.1(ac) hereto sets forth a true and complete list of all deposit institutions at which Borrower has or maintains an account or deposits of any kind.

                  (ad) Locations and Names. Borrower has not, during the five years preceding the date of this Agreement, been known as or used any other corporate, trade or fictitious name, nor acquired all or substantially all of the assets, capital stock or operating units of any person except as described in the Form 10-K.

         Borrower has not, during the five years preceding the date of this Agreement, had a business location at any address other than addresses set forth on Schedule 2.1(ad).


                                    ARTICLE 3
                            COVENANTS AND AGREEMENTS

                  Borrower  covenants  and agrees  that  during the term of this
Agreement:

         3.1 Payment of Obligations. Borrower shall pay the indebtedness evidenced by the Notes according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Borrower to Lenders, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lenders to Borrower, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

         3.2 Financial Statements and Reports. Borrower shall furnish to Lenders
(a) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower as of the close of such fiscal year, a consolidated statement of earnings and retained earnings of Borrower as of the close of such fiscal year and a consolidated statement of cash flows for Borrower for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), audited by an independent certified public accountant and certified by an officer of Borrower and accompanied by a certificate of the President of Borrower, stating that to the best of the knowledge of such officer, Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default, as herein defined, has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower has taken or proposes to take in connection therewith), (b) within twenty (20) days of the end of each calendar month, a balance sheet of Superior as of the close of such month and a statement of earnings and retained earnings of Superior as of the close of such month, all in reasonable detail (including year-to-date financial information), and prepared substantially in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments), (c) within forty-five
(45) days of the end of each fiscal quarter, a Form 10-Q prepared in compliance with applicable securities laws with respect to Borrower, and (d) with reasonable promptness, such other financial data as Lender may reasonably request, including without limitation, the "Closing Financial Statements" as defined in that certain Agreement and Plan of Merger Agreement dated March 7, 1997, by and among Borrower, DynaGen Acquisition Corp., Superior and the shareholders of Superior, as amended (the "Plan of Merger").

         3.3 Maintenance of Books and Records; Inspection. Borrower shall maintain its books, accounts and records in accordance with GAAP, and after reasonable notice from Lenders, shall permit Lenders, its officers, employees and any professionals designated by Lenders in writing, at Borrower's expense, to visit, inspect and/or audit any of its properties, books and financial records, and to discuss its accounts, affairs and finances with Borrower or the principal officers of Borrower during reasonable business hours, all at such times as Lenders may reasonably request; provided that no such visit, inspection and/or audit shall materially interfere with the conduct of Borrower's business.

         3.4 Insurance. Without limiting any of the requirements of any of the other Loan Documents, Borrower shall maintain in amounts customary for entities engaged in comparable business activity (a) to the extent required by applicable law, worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lender, such approval not to be unreasonably withheld or delayed), and (b) fire and "all risk" casualty insurance on its properties against such hazards and in at least such amounts as are customary in Borrower's business. Borrower will make reasonable efforts to obtain and maintain public liability insurance in an amount, and at a cost, deemed reasonable to the Borrower's Board of Directors. At the request of Lenders, Borrower will deliver forthwith a certificate specifying the details of such insurance in effect.

         3.5 Taxes and Assessments. Borrower shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that Borrower in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

         3.6 Corporate Existence. Borrower shall maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

         3.7 Compliance with Law and Other Agreements. Except where the failure to do so would not materially adversely affect Borrower's operations or its ability to fulfill its obligations under the Loan Documents, Borrower shall maintain its business, operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound. Without limiting the foregoing, Borrower shall pay all of its indebtedness promptly in accordance with the terms thereof.

         3.8 Notice of Default. Borrower shall give written notice to Lenders of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

         3.9 Notice of Litigation. Borrower shall give notice, in writing, to Lenders of (a) any actions, suits or proceedings instituted by any persons whomsoever against Borrower, or affecting any of the assets of Borrower, wherein the amount at issue is in excess of One Hundred Fifty Thousand and No/100ths Dollars ($150,000.00), and (b) any dispute, not resolved within sixty (60) days of the commencement thereof, between Borrower on the one hand and any governmental regulatory body on the other hand, which dispute might materially interfere with the normal operations of Borrower.

         3.10 Conduct of Business, Name and Location of Business. Borrower will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement and as proposed to be conducted in the Form 10-K. Borrower will not change its name or any location of its business without providing Lender with 10 days' written notice of such change. In the event Borrower makes a change of its name or location of business, Borrower shall promptly execute any and all financing statements, and amendments or continuations thereof and any other documents that Lenders may reasonably request to evidence, continue, and/or perfect any security interest in or pledge of collateral securing the Loan.

         3.11 ERISA Plan. If Borrower has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. ss. 1001 et seq. (1975), as amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (a) Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (b) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan, and (c) Borrower covenants that it will send to Lenders a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

         3.12 Dividends, Distributions, Stock Rights, etc. Except as described on Schedule 3.12, Borrower shall not declare or pay any dividend of any kind (other than stock dividends payable to all holders of any class of capital stock or dividends consisting of shares of Common Stock to holders of any class of the Company's preferred stock), in cash or in property, on any class of the capital stock of Borrower, or purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in cash or property in respect thereof, nor make any return of capital of shareholders, nor make any payments in cash or property in respect of any stock options, stock bonus or similar plan (except as required or permitted hereunder), without the prior written consent of Lenders. Superior shall not distribute to Borrower and Borrower shall not receive any loans, advances, corporate expense allocations, fees, distributions, dividends and/or any other payments or advances of any kind from Superior other than amounts that Borrower uses to make payments under the Notes and the promissory notes in the aggregate principal amount of $5,000,000 payable to the former shareholders of Superior pursuant to the Plan of Merger.

         3.13 Guaranties; Loans; Payment of Debt. Without Lenders' prior express written consent, Borrower shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or entity whatsoever (other than a Subsidiary), except for the endorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business. Without Lenders' prior express written consent, Borrower shall not (a) make any loans, advances or extensions of credit to any person other than in the normal course of its business, or (b) make any payment on any subordinated debt.

         3.14 Debt. Without the express prior written consent of Lenders (which shall not be unreasonably withheld with respect to subsection 3.14(c)), Borrower shall not create, incur, assume or suffer to exist indebtedness of any description whatsoever, excluding:

                  (a)      the indebtedness evidenced by the Notes;

                  (b) the endorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business;

                  (c)      debts  incurred  in the  ordinary  course of business
                           (each  of  which,   individually,   does  not  exceed
                           $500,000); and

                  (d)      the indebtedness listed on Schedule 2.1(l) hereto.

         3.15 No Liens. Borrower shall not create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its properties, now owned or hereafter acquired, except the following permitted liens (the "Permitted Liens"):

                  (a)      liens in favor of Lenders;

                  (b) liens for taxes or assessments or other governmental charges or levies if not yet due and payable;

                  (c) liens in connection with the leasing of equipment in favor of the lessor of such equipment;

                  (d) liens in connection with the shares of common stock of, or assets of, Able Laboratories; and

                  (e)      liens described on Schedule 2.1(l) hereto.

         3.16 Mergers, Consolidations, Acquisitions; Sales; Name and Location. Without the prior written consent of Lenders, Borrower shall not (a) be a party to any merger, consolidation or corporate reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor
(c) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (d) create any Subsidiaries nor convey any of its assets to any Subsidiary. Without ten (10) days' prior written notice to Lender, Borrower shall not change its name or its location(s) of doing business.

         3.17 Transactions With Affiliates. Borrower shall not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with a person not an affiliate. For the purposes of this Section 3.17, "affiliate" shall mean a person, corporation, partnership or other entity controlling, controlled by or under common control with Borrower.

         3.18 Environment. Borrower shall be and remain in compliance with the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Lenders immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify Lenders immediately of any hazardous discharge from or affecting Borrower's premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Lenders to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Lenders' request, and at Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Lenders, and such other and further assurances reasonably satisfactory to Lenders that the condition has been corrected.

         3.19 Fixed Charge Covenant. The ratio of cash flow from operations of Superior for each of the following fiscal years to the aggregate of Superior's scheduled debt service for such years shall be no less than the following:

                          Year-End                                  Ratio
                          --------                                  -----

           December 31, 1997                                     1.25 to 1.0

           December 31, 1998                                     1.30 to 1.0

           December 31, 1999 and each year                       1.35 to 1.0
           thereafter


For purposes of this covenant the term "cash flow from operations" shall mean net income, plus depreciation, plus amortization expense, plus the interest portion of scheduled debt service, all determined in accordance with GAAP.

         3.20 Informational Covenant. Borrower will furnish or cause to be furnished to Odyssey information required by the U.S. Small Business Administration ("SBA") concerning the economic impact of the Odyssey Loan, including but not limited to, information concerning taxes paid and number of employees.

                  Borrower will also furnish or cause to be furnished to Lenders such other information regarding the business, affairs and condition of Borrower as Lenders may from time to time reasonably request. Borrower will permit Odyssey and examiners of the SBA to inspect the books and any of the properties or assets of Borrower and its affiliates and to discuss Borrower's business with senior management employees at such reasonable times as those persons may from time to time request. Odyssey agrees not to disclose any confidential
information   received  from  Borrower  (except  to  its  partners  and  to  its professional advisors, whom Odyssey shall cause to keep such information confidential, and to the SBA) and to use the same care with such information as it affords to its own confidential information.

         3.21 Use of Proceeds. Borrower will use the proceeds from the Loan for the purposes and in the amounts set forth in Paragraph 1.3 of this Agreement. Borrower will deliver within ninety (90) days of the closing of the Loan a written report, certified as correct by Borrower's chief financial officer verifying the purposes and amounts for which proceeds from the Loan have been disbursed, and, if the proceeds have not been fully disbursed within that ninety
(90) day period, an additional report also so certified, delivered not later than the end of each succeeding ninety (90) day period, verifying the purposes and amounts for which proceeds have been disbursed. Borrower will supply to Lenders such additional information and documents as Lenders reasonably request with respect to use of proceeds and will permit Lenders to have access (upon reasonable notice and during business hours) to any and all records and information and personnel as Lenders deem necessary to verify how proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified.

         3.22     Activities and Proceeds.

                  (a) Neither Borrower nor any of its affiliates will engage in any activities or use directly or indirectly the proceeds from the Odyssey Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. ss.107.

                  (b) Borrower will not, without obtaining the prior written approval of Odyssey, change within one (1) year of the closing under this Agreement, Borrower's business activity to a business activity to which an SBIC is prohibited from providing funds by the SBIC Act. Borrower agrees that any such changes in its business activity without such prior written consent of Odyssey will constitute a material breach of the obligations of Borrower under this Agreement and the financing documents for the Odyssey Loan (an "Activity Event of Default"). If an Activity Event of Default occurs, Odyssey has the right to demand, in writing, immediate repayment of the securities evidencing the Odyssey Loan, together with interest on the aggregate amount invested from the date of the closing to the date of repayment, and Borrower will immediately make such payment within three (3) days of receipt of a demand. The payment remedy is in addition to any and all other rights and remedies against Borrower to which Odyssey may be entitled.


                                    ARTICLE 4
                              CONDITIONS TO CLOSING

         4.1 Closing of the Loan. The obligation of Lenders to fund the Loan on the date hereof (the "Closing Date") is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

                  (a) Borrower shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required by this Agreement.

                  (b) Lenders shall have received an opinion of the Borrower's counsel, Testa, Hurwitz & Thibeault, LLP, and an opinion of Borrower's counsel, Taft, Stettinus & Hollister, dated the Closing Date, in form and substance satisfactory to Lenders' counsels.

                  (c) Borrower shall have delivered to Lenders the Notes executed by Borrower.

                  (d) Borrower shall have delivered to Lenders Stock Purchase Warrants executed by Borrower, substantially in the form of Exhibits B-1 and B-2 which are attached hereto and incorporated herein by reference, together with related Warrant Valuation Letters executed by Borrower, each in a form acceptable to Lenders.

                  (e) Borrower shall have delivered to Lenders Stock Purchase Warrants executed by Superior, substantially in the form of Exhibits C-1 and C-2 which are attached hereto and incorporated herein by reference.

                  (f) Borrower shall have delivered to Lenders a Security Agreement executed by Borrower (in form acceptable to Lenders) and related UCC-1 Financing Statement(s) (in form acceptable to Lenders) executed by Borrower.

                  (g) Borrower shall have delivered to Lenders a Security Agreement executed by Superior (in a form acceptable to Lenders) and related UCC-1 Financing Statement(s) (in form acceptable to Lenders) executed by Superior.

                  (h) Borrower shall have delivered to Lenders a Pledge and Security Agreement (in a form acceptable to Lenders) and related stock proxy and stock power (all in form acceptable to Lenders), executed by Borrower and related stock pledge letter (in form acceptable to Lenders) executed by Superior. Borrower shall have delivered the stock certificates that are described in the Pledge and Security Agreement to the agent for the former shareholders of Superior to be held for Lenders' benefit.

                  (i) Borrower shall have delivered to Lenders Landlord's Consents and Subordination of Lien, executed by Borrower's and Superior's landlords, in a form acceptable to Lenders with respect to Borrower's and Superior's leasehold interests at Cambridge, Massachusetts and Cincinnati, Ohio, respectively.

                  (j) Lenders shall have received copies of the certificate of incorporation and other publicly filed organizational documents of Borrower and Superior, certified by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower and Superior are incorporated.

                  (k) Lenders shall have received certified (as of the date of this Agreement) copies of all corporate action taken by Borrower and Superior, including resolutions of the Board of Directors, authorizing the execution, delivery and performance of the Loan Documents.

                  (l) Lenders shall have received a certificate as to the legal existence and good standing of Borrower and Superior, issued by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower and Superior are incorporated.

                  (m) Lenders shall have received certificates of the Secretaries of State or other appropriate public officials as to Borrower's and Superior's qualification to do business and good standing in each jurisdiction in which a failure to be so qualified would have a material adverse effect on its or their financial positions or its or their ability to conduct its or their business in the manner now conducted and as hereafter intended to be conducted.

                  (n) Borrower shall have delivered to Lenders Authorization Agreements for Pre-Authorized Payments (Debit) executed by Borrower, in form acceptable to Lenders.

                  (o) Borrower, Superior, Lenders and Huntington Bank shall have executed an Intercreditor Agreement in form and content acceptable to Lenders.

                  (p) Borrower shall have delivered to Odyssey the Small Business Administration Forms 480, 652 and 1031 (Parts A and B) completed by Borrower.

                  (q) Borrower shall have delivered to Odyssey a Small Business Administration Economic Impact Assessment completed by Borrower, in a form acceptable to Odyssey.

                  (r) Borrower shall have  delivered to Lenders a  Subordination
         Agreement  executed  by  the  former  shareholders  of  Superior,   and
         acknowledged by Borrower, in form acceptable to Lenders.

                  (s) Borrower shall have delivered to Lender a Guaranty Agreement executed by Superior, in form acceptable to Lenders.

                  (t) Borrower shall have delivered to Lenders a Collateral Assignment of Note executed by Borrower, together with the originals of the related promissory notes, all in form acceptable to Lenders.


                                    ARTICLE 5
                              DEFAULT AND REMEDIES

         5.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

                  (a) Default by Borrower in the payment of the principal of or interest on the indebtedness evidenced by any of the Notes in accordance with the terms of the Notes, which default is not cured within five (5) business days;

                  (b) Any misrepresentation by Borrower as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lenders that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

                  (c) Failure of Borrower, any Subsidiary, any guarantor of Borrower, or any shareholder of Borrower to perform any of its obligations, covenants or agreements under this Agreement, any of the Notes, or any of the other Loan Documents;

                  (d) Borrower (i) shall generally not pay or shall be unable to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

                  (e) Borrower shall be liquidated, dissolved, partitioned or terminated, or the certificate of incorporation thereof shall expire or be revoked;

                  (f) A default or event of default shall occur under any of the other Loan Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

                  (g) Borrower shall default in the timely payment or performance of any obligation now or hereafter owed to Lenders in connection with any other indebtedness of Borrower now or hereafter owed to Lenders;

                  (h) Borrower shall have defaulted and continue to be in default in the timely payment or performance of any other indebtedness or obligation, which in the aggregate exceeds Twenty-Five Thousand and No/100ths Dollars ($25,000.00) or materially adversely affects Borrower's financial condition.

     With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (ten (10) days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Borrower given in accordance with the provisions hereof; provided, however, that this provision shall not require notice to Borrower and an opportunity to cure any Curable Default of which Borrower has had actual knowledge for the requisite number of days set forth.

         5.2 Acceleration of Maturity; Remedies. Upon the occurrence of any Event of Default described in subsection 5.1(d), the indebtedness evidenced by the Notes as well as any and all other indebtedness of Borrower to Lenders shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lenders at any time thereafter may at their option accelerate the maturity of the indebtedness evidenced by the Notes as well as any and all other indebtedness of Borrower to Lenders; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Notes:

                  (a) Lenders shall be immediately entitled to exercise any and all rights and remedies possessed by Lenders pursuant to the terms of the Notes and all of the other Loan Documents; and

                  (b) Lenders shall have any and all other rights and remedies that Lenders may now or hereafter possess at law, in equity or by statute.

         5.3 Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lenders by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lenders to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lenders may be exercised from time to time and as often as may be deemed expedient by Lenders.

         5.4 Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

                  First,   to  the  costs  and  expenses,   including,   without
         limitation,   reasonable   attorney's   fees  incurred  by  Lenders  in
         connection with the exercise of its remedies;

                  Second, to the expenses of curing the default that has occurred, in the event that Lenders elect, in their sole discretion, to cure the default that has occurred;

                  Third, to the payment of the obligations of Borrower under the Loan Documents (the "Obligations"), including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Notes, in such order of priority as Lenders shall determine in its sole discretion; and

                  Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

                                    ARTICLE 6
                                   TERMINATION

         6.1 Termination of this Agreement. This Agreement shall remain in full force and effect until the payment by Borrower of all amounts owed to Lenders on the Notes at which time Lenders shall cancel the Notes and deliver such Notes to Borrower.


                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Performance By Lenders. If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then Lenders may, at Lender's option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lenders in connection therewith (including but not limited to reasonable attorney's fees), with interest thereon at the highest default rate provided in the Notes (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lenders by Borrower and shall constitute a part of the Obligations. Lenders shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

         7.2 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lenders shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

         7.3 Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses incurred by Lenders in connection with the making of the Loan, including but not limited to filing fees, recording taxes, indebtedness taxes, and reasonable attorneys' fees, promptly upon demand of Lenders. Borrower further agrees to pay all premiums for insurance required to be maintained by
Borrower pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by Lenders in connection with the collection of the Loan, amendment to the Loan Documents, or prepayment of the Loan, including but not limited to reasonable attorneys' fees, promptly upon demand of Lenders.

         7.4 Assignment. The Notes, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lenders, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lenders under all of the same to the extent transferred and assigned. Lenders may grant participations in all or any portion of its interest in the indebtedness evidenced by the Notes and in such event Borrower shall continue to make payments due under the Loan Documents to Lenders and Lenders shall have the sole responsibility of allocating and forwarding such payments in the appropriate manner and amounts. Borrower shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Lenders.

         7.5 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

         7.6 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         7.7 Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement, the Notes, or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and loan charges agreed to be paid to Lenders for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by the Notes shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lenders that exceed such maximum amounts shall be applied by such Lender to the reduction of the principal balance of the indebtedness evidenced by the Notes held by such Lender and/or refunded to Borrower, at the option of such Lender, so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Notes exceed the maximum amounts permitted from time to time by applicable law.

         7.8 Article and Section Headings; Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

         7.9 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement or any of the Loan Documents shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, telecopy or telex or the next business day after delivery to such courier service, as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The Address of Sirrom is:               Sirrom Capital Corporation
                                        Suite 200
                                        500 Church Street
                                        Nashville, TN 37219
                                        Attention:  Brent Ray
                                        Telecopy:  615/726-1208

with a copy to:                         Chambliss, Bahner & Stophel, P.C.
                                        1000 Tallan Building
                                        Two Union Square
                                        Chattanooga, TN 37402
                                        Attention:  J. Patrick Murphy, Esq.
                                        Telecopy:  423/265-9574

The Address of Odyssey is:              Odyssey Investment Partners, L.P.
                                        950 West Valley Road
                                        Suite 2902
                                        Wayne, PA 19087
                                        Attention:  Kirk Griswold
                                        Telecopy:  610/964-9524

The Address of Borrower and
Subsidiary is:                          DynaGen, Inc. or Superior Pharmaceutical
                                        Company
                                        99 Erie Street
                                        Cambridge, Massachusetts 02139
                                        Attention: President
                                        Telecopy: 617/354-3902

with a copy to:                         Testa, Hurwitz & Thibeault, LLP
                                        High Street Tower
                                        125 High Street
                                        Boston, Massachusetts 02110
                                        Attention:  John Hession, Esq.
                                        Telecopy:  617/248-7100

                                        The Huntington National Bank
                                        105 West 4th Street, Suite 400
                                        Cincinnati, Ohio 45202
                                        Attention: Gene Fugate
                                        Telecopy: 513/762-1873

         7.10 Entire Agreement. This Agreement and the other written agreements between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Loan Documents by the Borrower were not based upon any fact or material provided by Lender, nor was the Borrower induced or influenced to enter into this Agreement or the other Loan Documents by any representation, statement, analysis or promise by Lender.

         7.11 Governing Law and Amendments. This Agreement and all of the Loan Documents shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State except to the extent certain rights and privileges may be granted Lender under applicable federal laws in which event federal law shall control. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

         7.12 Survival of Representations and Warranties. All covenants, representations and warranties contained herein or in any of the Loan Documents, or made by or furnished on behalf of the Borrower in connection herewith or any of the Loan Documents, shall survive the execution and delivery of this Agreement and all other Loan Documents and shall continue in full force and effect so long as the Obligations are unpaid.

         7.13 Jurisdiction and Venue. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TENNESSEE AND THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF TENNESSEE, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE OR FORUM NON CONVENIENS IN ANY OF SUCH COURTS.

         7.14 Waiver of Trial by Jury. LENDER AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS.

         7.15 Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         7.16 Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the Borrower, Lenders and their respective agents and attorneys have participated in the preparation hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                    LENDERS:

                                    SIRROM CAPITAL CORPORATION, a Tennessee
                                    corporation


                                    By:    /s/ [Illegible]
                                          -----------------------------------
                                    Title: Vice President
                                          -----------------------------------

                                    ODYSSEY INVESTMENT PARTNERS, L.P., a
                                    Pennsylvania limited partnership

                                    By:  ODYSSEY ASSOCIATES, L.P., its General
                                    Partner

                                    By:  ODYSSEY ASSOCIATES, INC., its General
                                    Partner



                                    By:    /s/ [Illegible]
                                          -----------------------------------
                                    Title: President
                                          -----------------------------------

                                    BORROWER:

                                    DYNAGEN, INC., a Delaware corporation


                                    By:    /s/ Dhananjay G. Wadekar
                                          -----------------------------------
                                    Title: Executive Vice President
                                          -----------------------------------

                       INDEX OF SCHEDULES AND ATTACHMENTS
                       ----------------------------------




Exhibit A-1 - Form of Sirrom Note
Exhibit A-2 - Form of Odyssey Note
Exhibit B -Form of  Borrower  Warrants
Exhibit C - Form of  Subsidiary  Warrants
Schedule 2.1(b) - Subsidiaries
Schedule 2.1(c) - Authorization
Schedule 2.1(e) - Options,  Warrants,  Stock  Rights,  Etc.
Schedule  2.1(f) - Trademarks,  Patents,  Etc.
Schedule 2.1(h) - Litigation
Schedule 2.1(i)(A) and (B) - Financial  Statements
Schedule  2.1(l) - Debt and Liens
Schedule 2.1(o) - Shareholder  Loans
Schedule 2.1(r) - Significant  Contracts
Schedule  2.1(ac) - Deposit  Institutions
Schedule  2.1(ad) - Names and  Locations
Schedule 3.12 - Distributions to Shareholders